UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 26, 2011
CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	000-25771	13-3951476
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

50 Rockefeller Plaza
New York, NY	10020
(Address of principal executive offices)	(Zip Code)
(212) 492-1100
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 — SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
     A special meeting of stockholders of Corporate Property Associates 14 Incorporated (“CPA®:14”) was held on April 26, 2011. Set forth below are the voting results from the special meeting.
     Proposal No. 1. The stockholders approved the merger of CPA®:14 with and into CPA 16 Merger Sub Inc. (“CPA 16 Merger Sub”), a subsidiary of Corporate Property Associates 16 — Global Incorporated (“CPA®:16 — Global”), with CPA 16 Merger Sub surviving the merger as a subsidiary of CPA®:16 — Global (the “Merger”), and, alternatively, if such Merger will not satisfy applicable requirements to qualify as a reorganization for U.S. federal income tax purposes, the stockholders approved the merger of CPA®:14 and CPA®:16 — Global with two separate subsidiaries of CPA 16 Holdings Inc., substantially on the terms set forth in the Agreement and Plan of Merger, dated as of December 13, 2010, by and among CPA®:14, CPA®:16 — Global, W. P. Carey & Co. LLC and the other parties thereto.

For	Against	Abstain

59,069,826	1,054,965	9,260,994
     For Proposal No. 1, a quorum was present for the purpose of the vote. The votes in favor of Proposal No. 1 represented approximately 67.7% of all the votes entitled to be cast by CPA®:14 stockholders.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
Date: April 26, 2011	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director